UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 20, 2003

                    TRSG CORPORATION., A DELAWARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     033-2408D              87-045382
 (State or other jurisdiction          Commission            (IRS Employer
      of incorporation)               File Number)        Identification No.)

   2121 W. Army Trail Rd., Suite 105, Addison, IL             60101
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code 630-705-1696

              3095 East Patrick Lane, Suite 1, Las Vegas, NV 89120 (Former name or former address, if changed since last report)

This current report on form 8-K if filed by TRSG Corporation, a Delaware Corporation under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 and 243.101).

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.
On December 3, 2002 Dan Davis ("Davis") entered into a Stock Purchase Agreement with Gateway Distributors, Inc in which Davis acquired from Gateway one hundred thirty three million shares of the common stock of TRSG Corporation, which represents approximately 67% of all issued and outstanding common stock of the registrant The consideration paid by Davis for the purchase of the stated interests in the Registrant was a one time cash payment of $15,000, which has been paid in full at the time of closing. Gateway Distributors, Inc., through this transaction has sold all interests that it held in the stock of the Registrant.

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The principal executive offices of the Registrant have been relocated to: 2121
W. Army Trail Rd., Suite 105, Addison, IL 60101. Simultaneously with the closing of the transaction, the following officers and directors resigned from the corporation:

             Rick Bailey, Director, President/ Chief Financial officer

             Flo Ternes, Director, Secretary/Chief Operating Officer

             Matt Swan, Director

Simultaneously with the closing of the transaction, the following individual was named as sole officer and sole director of TRSG Dan Davis

ITEM 5. OTHER ITEMS. On March 10, 2003, TRSG Corporation, by and through its Board of Directors determined to alter its business direction and focus on development as a residential and commercial real estate holding company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      TRSG Corporation

Date:  March 20, 2003                                 /s/Sara Wetzel
                                                      ----------------------
                                                      Sara Wetzel, President



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